SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

SAVVIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 9, 2004, upon effectiveness of stockholder approval, the outstanding shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) of SAVVIS Communications Corporation (“SAVVIS”) were automatically converted into 65,528,860 shares of SAVVIS’ common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of the Certificate of Designations for the Series B Preferred Stock.

The Series B Preferred Stock had been issued pursuant to the exercise of warrants which had been issued in connection with the issuance by SAVVIS of $200 million of its Series A Subordinated Notes. The proceeds of the Series A Subordinated Notes were used to finance SAVVIS’ acquisition of the assets of Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc. in March 2004. The warrants had an exercise price of $16.30 per share, with each share of Series B Preferred Stock convertible into ten shares of Common Stock. The issuance of the shares of Common Stock upon conversion of the Series B Preferred Stock was effected in reliance upon an exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS COMMUNICATIONS CORPORATION

Date: December 14, 2004	By:	/s/ JEFFREY H. VON DEYLEN
	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer